UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2018

PetroQuest Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 31, 2018, PetroQuest Energy, Inc. (the “Company,” “we,” “our” and “us”) announced that the Company is analyzing and evaluating various alternatives with respect to its capital structure, including the Company’s significant amount of indebtedness, liquidity and upcoming cash interest payment on its 10% Second Lien Senior Secured PIK Notes due 2021 (the “2021 PIK Notes”) and 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes”), which is due on August 15, 2018. To assist the Board of Directors and management team in analyzing and evaluating these alternatives, the Company has retained Seaport Global Securities as its financial advisor and Porter Hedges LLP as its legal advisor. The Company does not intend to disclose or comment on developments related to its review unless and until the Board has approved a specific alternative or transaction or otherwise determined that further disclosure is appropriate. There can be no assurance that the review will result in any alternative or transaction, or any assurance as to its outcome or timing.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: our ability to identify, evaluate and complete any alternative or transaction with respect to our capital structure and to refinance or restructure our indebtedness or improve our liquidity position; the impact of the announcement of our review of such alternatives or transactions on our business, including our financial and operating results, or our employees, suppliers and customers; the potential need to seek bankruptcy protection; our indebtedness and the significant amount of cash required to service our indebtedness, including the August 15, 2018 cash interest payment on our 2021 PIK Notes and 2021 Notes; our estimate of the sufficiency of our existing capital sources, including availability under the multi-draw term loan facility, to fund our exploration and development activities and to service our indebtedness, including the August 15, 2018 cash interest payment on our 2021 PIK Notes and 2021 Notes; the volatility of oil and natural gas prices; our receipt of a cash refund with respect to our offshore bonds and the timing and amount of the same; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to raise additional capital to fund cash requirements for future operations and to service our indebtedness; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production, EURs and costs; our estimates with respect to production, reserve replacement ratio and finding and development costs; our responsibility for offshore decommissioning liabilities for offshore interests we no longer own; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to fund our capital needs and respond to changing conditions imposed by the multi-draw term loan facility and restrictive debt covenants; approximately 43% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our common stock price; and the limited trading market for our common stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 31, 2018
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer